Exhibit 3.195

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

FAMILY SURGICAL CENTER, INC.

Pursuant to the provisions of Title 14, Section 14-2-193 (a) of the Official Code of Georgia, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is FAMILY SURGICAL CENTER, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on February 8 1985, in the manner prescribed by the Georgia Business Corporation Code:

Article First of the Articles of Incorporation, are hereby amended to read as follows:

“First: The name of the corporation is MARIETTA SURGICAL CENTER, INC.”

THIRD: The amendment was adopted by a unanimous written consent signed by all the shareholders of the corporation or their duly authorized representatives.

FOURTH: The number of shares of the corporation outstanding and entitled to vote, upon the proposed amendment as set forth in the resolution of the directors, at the time of such adoption was 100,000.

FIFTH: The number of shares voted for such amendment was 100,000.

Dated February 8, 1985.
FAMILY SURGICAL CENTER, INC.

BY
Emmett E. Moore, Vice President

Attests

Robert E. Wilson, Asst. Secretary.

ARTICLES OF INCORPORATION

OF

FAMILY SURGICAL CENTER, INC.

1.

The name of the corporation is:

“FAMILY SURGICAL CENTER, INC.”

2.

The Corporation shall have perpetual duration.

3.

The Corporation is organized pursuant to the Georgia Business Corporation Code for the purpose of providing outpatient surgical services, along with medical care by licensed physicians; to engage in the operation and management of one or more such outpatient surgical centers; to purchase, build, or otherwise acquire the necessary facilities to be used as outpatient surgical centers; to purchase, hold, possess, manage, lease, sell and convey real and personal property of every kind and description necessary and proper in carrying on the above; and to do and transact all such business incident to, necessary and suitable or advisable, or in any way connected with said purposes for which the Corporation is formed and for all other purposes for profit which are lawful under the laws of the State of Georgia and of the United States of America.

4.

The Corporation shall have authority to issue no more than 500,000 shares of common stock with a $.01 par value.

5.

The Corporation shall not commence business until it shall have received not less than $500.00 in payment for the issuance of shares of stock.

6.

The Corporation may at any time amend its charter either in form or in substance by a vote of the majority of its then outstanding capital stock.

7.

The initial registered office of the corporation shall be 2480 Windy Hill Road, Suite 200, Marietta, Cobb County, Georgia 30067. The initial registered agent of the corporation shall be David A. Williams at said address.

8.

The initial Board of Directors shall consist of David A. Williams, 330 Ridgewater Drive, Marietta, Cobb County, Georgia 30067; Regina Williams, 330 Ridgewater Drive, Marietta, Cobb County, Georgia 30067; and Anthony Gatti, 792 Church Street, Marietta, Cobb County, Georgia 30060.

9.

The name and address of the Incorporator is: David A. Williams, 2480 Windy Hill Road, Suite 200, Marietta, Cobb County, Georgia 30067.

10.

None of the holders of shares of common stock shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any new additional shares of stock of the corporation or in any other way be entitled to “pre-emptive rights” as defined in Section 22-602 of the Georgia Code Annotated.

IN WITNESS WHEREOF, the undersigned executed these Articles of Incorporation.

RICHARD E. THOMASSON Attorney for Incorporator

2022 Powers Ferry Road

Suite 238

Atlanta, Georgia 30339

CONSENT TO APPOINTMENT AS REGISTERED AGENT

TO: DAVID B. POYTHRESS

SECRETARY OF STATE

EX-OFFICIO CORPORATION COMMISSIONER

STATE OF GEORGIA

I, DAVID A. WILLIAMS, do hereby consent to serve as Registered Agent for the corporation: FAMILY SURGICAL CENTER, INC.

This 26 day of October, 1982.

DAVID A. WILLIAMS

2980 Windy Hill Road

Suite 200

Marietta, Georgia 30067